Exhibit 10.17.1

PRIVATE AND CONFIDENTIAL

William Slattery
By Email

23 December 2016

Dear William,

We have great pleasure in confirming your appointment as Chief Executive Officer of DSTi Holdings Limited and Chairman of IFDS Ltd, reporting to me. This is an Executive position. Your responsibilities are those as explained to you during your discussions with me and as subsequently directed.

Enclosed with this email are the detailed Terms and Conditions of Employment relevant to this offer which are subject to approval by the Compensation Committee of DST Systems, Inc. (the “Compensation Committee”). Please read them carefully and, if you have any questions, please call me directly.

In addition to the benefits outlined in the attached Terms and Conditions of Employment document, a grant of performance stock units and time-vesting restricted stock units as part of your compensation for 2017 will be proposed and recommended to the Compensation Committee in February, with your grant to be effective on the date the grant is approved. The grant will be allocated between the two types of equity awards as the Compensation Committee determines and the number of aggregate units allocated to you (determined under the Committee's rules) on the grant date, for an aggregate award value of $621,000 (USD). The equity award grants will be subject to execution of award agreements to be accepted by you containing such terms and conditions as the Committee approves for your executive grant.

This job offer letter, together with the enclosed Terms and Conditions of Employment constitutes your employment contract with DSTi Holdings Limited.

Exhibit 10.17.1

To accept this offer, please return a scanned signed copy of your Terms and Conditions of Employment and offer letter to Beth Sweetman (BEsweetman@dstsystems.com).

Exhibit 10.17.1

I look forward to working with you in your new role and hope that your time with DST is long and fulfilling.

Should you have any outstanding questions please feel free to contact me.

Yours sincerely,

Steve Hooley
CEO, DST Systems, Inc.

William Slattery

I accept this Offer Letter and the enclosed DSTi Holdings Limited’s Terms and Conditions of Employment

Name: William Slattery	Signed: /s/ William Slattery Date: January 9, 2017
Start Date: 3rd January 2017